Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Individual Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces 2016 Results
and Issues 2017 Earnings Guidance

•	2016 GAAP Diluted Earnings per Share were $2.68, Compared to $2.59 in 2015

•	2016 Core (Non-GAAP) Diluted EPS were $2.68, Compared to $2.56 in 2015

•	2017 Diluted EPS Guidance Range Established at $2.65 to $2.85
ST. LOUIS (Feb. 16, 2017) — Ameren Corporation (NYSE: AEE) today announced 2016 net income attributable to common shareholders in accordance with Generally Accepted Accounting Principles (GAAP) of $653 million, or $2.68 per diluted share, compared to $630 million, or $2.59 per diluted share, for 2015. The 2015 GAAP earnings included results from discontinued operations and a loss provision for discontinuing the pursuit of a construction and operating license (COL) for a second nuclear unit at Ameren Missouri's Callaway Energy Center. Excluding these two items, Ameren recorded 2015 core earnings of $622 million, or $2.56 per diluted share.
The year-over-year increase in 2016 earnings reflected increased 2016 electric transmission and distribution infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under modern, constructive regulatory frameworks. Earnings in 2016 also benefited from higher summer 2016 electric sales to residential and commercial customers driven by warmer temperatures, as well as higher Illinois natural gas distribution rates and 2016 tax impacts associated with share-based compensation. These positive factors were partially offset by lower electric sales to the New Madrid aluminum smelter, the unfavorable comparative impact of the 2015 Missouri energy efficiency plan and 2016 nuclear refueling and maintenance outage expenses at the Callaway Energy Center compared to no such outage in 2015.
"In 2016, we again delivered solid earnings growth," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continued to successfully execute all elements of our strategy, including allocating capital to jurisdictions with modern, constructive regulatory frameworks, enhancing existing regulatory frameworks in Illinois and managing costs in a disciplined manner."
Ameren recorded GAAP net income attributable to common shareholders for the three months ended Dec. 31, 2016, of $32 million, or 13 cents per diluted share, compared to $29 million, or 12 cents per diluted share, for the same period in 2015. The GAAP results for the three months ended Dec. 31, 2015, included a $1 million loss from discontinued operations. The year-over-year increase in fourth quarter 2016 earnings reflected higher retail electric and gas sales to residential and commercial customers due to near-normal winter temperatures compared to mild temperatures in the fourth quarter of 2015. Earnings in 2016 also reflected increased electric transmission infrastructure investments made by ATXI and Ameren Illinois, as well as a lower effective income tax rate. These factors were partially offset by the unfavorable comparative impact of the 2015 Missouri energy efficiency plan and lower electric sales to the New Madrid smelter.
As reflected in the table below, the following items were excluded from core earnings for the year ended Dec. 31, 2015:

•	Results from discontinued operations, which increased 2015 GAAP net income by $51 million, primarily due to recognition of a tax benefit related to the resolution of an uncertain tax position.

•	A provision for discontinuing pursuit of a COL for a second nuclear unit at Ameren Missouri's Callaway Energy Center, which decreased 2015 net income from continuing operations by $43 million.
A reconciliation of full-year GAAP to core earnings in millions of dollars and per share, is as follows:

	Year Ended
	Dec. 31,
	2016		2015
GAAP Earnings / Diluted EPS	$653	$2.68	$630	$2.59
Results from discontinued operations
Operating income before income tax	—	—	(1)	(0.01)
Income tax benefit	—	—	(50)	(0.20)
Income from discontinued operations, net of taxes	—	—	(51)	(0.21)

Provision for Callaway COL
Provision before income tax	—	—	69	0.29
Income tax benefit	—	—	(26)	(0.11)
Provision, net of taxes	—	—	43	0.18
Core Earnings / Diluted EPS	$653	$2.68	$622	$2.56
Earnings Guidance
Ameren expects 2017 diluted earnings per share to be in a range of $2.65 to $2.85 and continues to expect diluted earnings per share to grow at a 5% to 8% compound annual rate from 2016 through 2020, driven by projected rate base growth and based on the adjusted 2016 earnings per share guidance midpoint of $2.63 provided in February 2016. Ameren also expects projected rate base growth of 6% compounded annually from 2016 through 2021.
"Looking ahead, we plan to continue to deliver solid long-term earnings per share growth compared to our peers reflecting a robust pipeline of investments in critical energy infrastructure that will deliver long-term benefits to our customers and the communities we serve," Baxter said. "In addition, we will maintain our strong financial discipline by allocating more capital to those jurisdictions with modern, constructive frameworks and will continue to actively engage with policymakers and key stakeholders to implement energy and economic policies that will deliver long-term benefits to our customers and shareholders."

Earnings guidance for 2017 assumes normal temperatures and, along with Ameren's growth expectations, is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Reportable Segments
Effective with the fourth quarter of 2016, Ameren now has four reportable segments: Ameren Missouri, Ameren Illinois Electric Distribution, Ameren Illinois Natural Gas and Ameren Transmission. The Ameren Missouri segment includes all of the operations of Ameren Missouri. The Ameren Illinois Electric Distribution segment consists of the electric distribution business of Ameren Illinois. The Ameren Illinois Natural Gas segment consists of the natural gas distribution business of Ameren Illinois. The Ameren Transmission segment is composed of the electric transmission businesses of Ameren Illinois and ATXI. The Other category includes all activities not included in the four reportable segments.
Ameren Missouri Segment Results
Ameren Missouri segment 2016 GAAP and core earnings were $357 million, compared to 2015 GAAP and core earnings of $352 million and $395 million, respectively. GAAP earnings in 2015 included the provision for the Callaway COL, but this item was excluded from core earnings. The decrease in year-over-year core earnings reflected lower electric sales to the New Madrid smelter, the unfavorable comparative impact of the 2015 energy efficiency plan, 2016 nuclear refueling and maintenance outage expenses at the Callaway Energy Center compared to no such outage in 2015, as well as higher depreciation expense. These unfavorable factors were partially offset by higher 2016 electric sales to residential and commercial customers primarily driven by warmer summer temperatures, as well as lower other operations and maintenance and financing expenses.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution segment 2016 earnings were $126 million, compared to 2015 earnings of $123 million. The year-over-year earnings improvement reflected increased infrastructure investments, as well as higher electric sales driven by warmer summer temperatures. These positive factors were partially offset by a reduced allowed return on equity due to lower 30-year U.S. Treasury bond yields and by the absence in 2016 of an Illinois Commerce Commission (ICC) order approving recovery of cumulative power usage costs in 2015.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas segment 2016 earnings were $59 million, compared to 2015 earnings of $37 million. The year-over-year earnings improvement reflected higher natural gas distribution rates authorized in a December 2015 ICC order, which incorporated 2016 energy infrastructure investments and a higher allowed return on equity.

Ameren Transmission Segment Results
Ameren Transmission segment 2016 earnings were $117 million, compared to 2015 earnings of $83 million. The year-over-year earnings improvement reflected increased infrastructure investments and a higher average allowed return on equity.
Other Results from Continuing Operations
Results for the Other category for 2016 were a loss of $6 million, compared to a loss of $16 million for 2015. This reduced year-over-year loss reflected a decrease in the effective income tax rate, which was primarily due to the recognition of 2016 tax benefits of $21 million associated with share-based compensation. This positive factor was partially offset by increased parent company interest charges resulting from the November 2015 issuance of $700 million of senior notes that replaced lower-cost, short-term debt.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, Feb. 16, to discuss 2016 earnings, earnings guidance and growth expectations, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Amereninvestors.com by clicking on the Q4 2016 "Webcast," where an accompanying slide presentation will also be available. The conference call and presentation will be archived in the “Investors News and Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas transmission and distribution service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings, which is a non-GAAP measure and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP results has been included in this release. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the Callaway COL provision. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods. In providing core earnings guidance, there could be differences between core earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such items.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed within Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2015, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including any federal income tax reform and changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Missouri's July 2016 electric rate case filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois' participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, and the related financial commitments required by the IEIMA;

•	our ability to align our overall spending, both operating and capital, with frameworks established by our regulators in our attempt to earn our allowed return on equity;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related revenues and performance incentives earned under its MEEIA plans;

•
the effect of the Illinois Future Energy Jobs Act on Ameren Illinois, including on the allowed return earned on its customer energy efficiency investments and its ability to achieve the electric energy efficiency saving goals established by the Illinois Future Energy Jobs Act;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including ultra-low-sulfur coal used for Ameren Missouri's compliance with environmental regulations;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
suspended operations at the New Madrid smelter, and the resulting impacts to Ameren Missouri's ability to recover its revenue requirement in its July 2016 electric rate case and future rate cases to accurately reflect the New Madrid smelter's actual sales volumes;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time. Management cannot predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any such factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,095	$1,087	$5,196	$5,180
Natural gas	261	221	880	918
Total operating revenues	1,356	1,308	6,076	6,098
Operating Expenses:
Fuel	171	208	745	878
Purchased power	170	121	621	514
Natural gas purchased for resale	114	95	341	415
Other operations and maintenance	430	438	1,676	1,694
Provision for Callaway construction and operating license	—	—	—	69
Depreciation and amortization	217	202	845	796
Taxes other than income taxes	109	104	467	473
Total operating expenses	1,211	1,168	4,695	4,839
Operating Income	145	140	1,381	1,259
Other Income and Expenses:
Miscellaneous income	20	20	74	74
Miscellaneous expense	11	8	32	30
Total other income	9	12	42	44
Interest Charges	95	91	382	355
Income Before Income Taxes	59	61	1,041	948
Income Taxes	26	30	382	363
Income from Continuing Operations	33	31	659	585
Income (Loss) from Discontinued Operations, Net of Taxes	—	(1)	—	51
Net Income	33	30	659	636
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	6	6
Net Income (Loss) Attributable to Ameren Common Shareholders:
Continuing Operations	32	30	653	579
Discontinued Operations	—	(1)	—	51
Net Income Attributable to Ameren Common Shareholders	$32	$29	$653	$630
Earnings per Common Share – Basic:
Continuing Operations	$0.13	$0.12	$2.69	$2.39
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Basic	$0.13	$0.12	$2.69	$2.60

Earnings per Common Share – Diluted:
Continuing Operations	$0.13	$0.12	$2.68	$2.38
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Diluted	$0.13	$0.12	$2.68	$2.59

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.7	243.0	243.4	243.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$9	$292
Accounts receivable - trade (less allowance for doubtful accounts)	437	388
Unbilled revenue	295	239
Miscellaneous accounts and notes receivable	63	98
Inventories	527	538
Current regulatory assets	149	260
Other current assets	98	88
Assets of discontinued operations	15	14
Total current assets	1,593	1,917
Property, Plant, and Equipment, Net	20,113	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	607	556
Goodwill	411	411
Regulatory assets	1,437	1,382
Other assets	538	575
Total investments and other assets	2,993	2,924
TOTAL ASSETS	$24,699	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$681	$395
Short-term debt	558	301
Accounts and wages payable	805	777
Taxes accrued	46	43
Interest accrued	93	89
Customer deposits	107	100
Current regulatory liabilities	110	80
Other current liabilities	248	279
Liabilities of discontinued operations	26	29
Total current liabilities	2,674	2,093
Long-term Debt, Net	6,595	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,264	3,885
Accumulated deferred investment tax credits	55	60
Regulatory liabilities	1,985	1,905
Asset retirement obligations	635	618
Pension and other postretirement benefits	769	580
Other deferred credits and liabilities	477	531
Total deferred credits and other liabilities	8,185	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,556	5,616
Retained earnings	1,568	1,331
Accumulated other comprehensive loss	(23)	(3)
Total Ameren Corporation shareholders’ equity	7,103	6,946
Noncontrolling Interests	142	142
Total equity	7,245	7,088
TOTAL LIABILITIES AND EQUITY	$24,699	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Net income	$659	$636
Income from discontinued operations, net of tax	—	(51)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	835	777
Amortization of nuclear fuel	88	97
Amortization of debt issuance costs and premium/discounts	22	22
Deferred income taxes and investment tax credits, net	386	369
Allowance for equity funds used during construction	(27)	(30)
Share-based compensation costs	17	24
Other	4	(10)
Changes in assets and liabilities	140	132
Net cash provided by operating activities – continuing operations	2,124	2,035
Net cash used in operating activities – discontinued operations	(1)	(4)
Net cash provided by operating activities	2,123	2,031
Cash Flows From Investing Activities:
Capital expenditures	(2,076)	(1,917)
Nuclear fuel expenditures	(55)	(52)
Purchases of securities – nuclear decommissioning trust fund	(392)	(363)
Sales and maturities of securities – nuclear decommissioning trust fund	377	349
Proceeds from note receivable – Illinois Power Marketing Company	—	20
Contributions to note receivable – Illinois Power Marketing Company	—	(8)
Other	5	20
Net cash used in investing activities – continuing operations	(2,141)	(1,951)
Net cash used in investing activities – discontinued operations	—	(25)
Net cash used in investing activities	(2,141)	(1,976)
Cash Flows From Financing Activities:
Dividends on common stock	(416)	(402)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	257	(413)
Maturities of long-term debt	(395)	(120)
Issuances of long-term debt	389	1,197
Capital issuance costs	(9)	(12)
Share-based payments	(83)	(12)
Other	(2)	—
Net cash provided by (used in) financing activities – continuing operations	(265)	232
Net change in cash and cash equivalents	(283)	287
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of year – continuing operations	$9	$292

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,002	2,717	13,245	12,903
Commercial	3,443	3,320	14,712	14,574
Industrial	1,107	2,021	4,790	8,273
Off-system and other	2,101	1,906	7,250	7,506
Ameren Missouri total	9,653	9,964	39,997	43,256
Ameren Illinois Electric Distribution
Residential
Power supply and delivery service	1,105	1,034	4,652	4,797
Delivery service only	1,506	1,487	6,860	6,757
Commercial
Power supply and delivery service	693	663	2,861	2,837
Delivery service only	2,430	2,290	9,722	9,443
Industrial
Power supply and delivery service	214	259	708	1,589
Delivery service only	2,629	2,524	11,030	10,274
Other	131	130	521	524
Ameren Illinois Electric Distribution total	8,708	8,387	36,354	36,221
Eliminate affiliate sales	(126)	(179)	(520)	(385)
Ameren total	18,235	18,172	75,831	79,092
Electric Revenues (in millions):
Ameren Missouri
Residential	$268	$285	$1,421	$1,464
Commercial	241	254	1,223	1,258
Industrial	64	99	315	469
Off-system and other	139	80	435	279
Ameren Missouri total	$712	$718	$3,394	$3,470
Ameren Illinois Electric Distribution
Residential
Power supply and delivery service	$108	$113	$484	$495
Delivery service only	77	75	410	363
Commercial
Power supply and delivery service	58	59	251	247
Delivery service only	57	50	267	227
Industrial
Power supply and delivery service	11	12	34	71
Delivery service only	15	13	62	53
Other	10	12	41	76
Ameren Illinois Electric Distribution total	$336	$334	$1,549	$1,532
Ameren Transmission
Ameren Illinois Transmission(a)	$45	$39	$232	$189
ATXI	27	14	123	70
Ameren Transmission total	$72	$53	$355	$259
Other and intersegment eliminations	(25)	(18)	(102)	(81)
Ameren total	$1,095	$1,087	$5,196	$5,180

(a)	Includes $9 million, $6 million, $45 million and $38 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gas Sales - dekatherms (in millions):
Ameren Missouri	5	5	18	18
Ameren Illinois Natural Gas	49	41	166	165
Ameren total	54	46	184	183
Gas Revenues (in millions):
Ameren Missouri	$38	$36	$128	$137
Ameren Illinois Natural Gas	224	186	754	783
Eliminate affiliate revenues	(1)	(1)	(2)	(2)
Ameren total	$261	$221	$880	$918
		December 31, 2016		December 31, 2015
Common Stock:
Shares outstanding (in millions)		242.6		242.6
Book value per share		$29.28		$28.63